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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 24, 1998 (except for Note 10 which date is June 5, 1998), for the three months ended March 31, 1998, and for the period from inception (April 22, 1997) through December 31, 1997, and to all references to our Firm included in this Registration Statement on Form S-8.


                               ARTHUR ANDERSEN LLP

Dallas, Texas
January 19, 1999